Exhibit 99.4

Ladies and Gentlemen:

The attached 401(k) Election Instructions Form (the “401(k) Election Instructions Form”) is being delivered in connection with the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”) by and among Jacobs Engineering Group Inc. (“Jacobs”), CH2M HILL Companies, Ltd. (“CH2M”) and Basketball Merger Sub Inc., a wholly-owned direct subsidiary of Jacobs (“Merger Sub”), pursuant to which Merger Sub will merge with and into CH2M, with CH2M continuing as the surviving corporation and becoming a wholly-owned direct subsidiary of Jacobs (the “Merger”). The instructions accompanying this 401(k) Election Instructions Form concern only the shares of CH2M common stock, $0.01 par value per share (“CH2M Shares”), credited to your account (“CH2M 401(k) Shares”) in the CH2M HILL Companies, Ltd. Retirement and Tax-Deferred Savings Plan (the “CH2M 401(k) Plan”). The enclosed instructions and election form do not apply to any shares you may own directly or to any shares associated with any other CH2M benefit program. You will receive a separate package for any directly-owned shares. You may only provide instructions regarding your CH2M 401(k) Shares (if any) using the 401(k) Election Instructions Form. Any other instructions provided by you will not be followed with respect to such shares. You should read the instructions and the information contained in the Proxy Statement/Prospectus dated [●], 2017 and any supplemental information provided to you regarding this information and/or instructions (collectively, the “Proxy Statement/Prospectus”) carefully before the 401(k) Election Instructions Form is completed. You may obtain additional 401(k) Election Instructions Forms as may be reasonably requested from time to time from Georgeson LLC (the “Proxy Solicitor”) at:

Georgeson LLC

Toll Free: (888) 566-8006

1290 Avenue of the Americas, 9th Floor

New York, New York 10104

The purpose of the 401(k) Election Instructions Form is for CH2M 401(k) Plan participants and beneficiaries (to the extent the original participant is deceased or the beneficiary is an alternate payee under a qualified domestic relations order) (together, “participants”) to direct and instruct the CH2M 401(k) Plan independent fiduciary, Newport Trust Company (“Newport”), to specify the number of CH2M 401(k) Shares with respect to which such participant makes a (x) Mixed Election, (y) Cash Election and (z) Stock Election (each as described in further detail in the 401(k) Election Instructions Form) (collectively (x), (y), and (z) may be referred to as the “Merger Consideration”). You will receive a separate consideration election form with respect to shares you own directly, if any. Individuals who have CH2M Shares credited to their accounts under the CH2M Deferred Compensation Plan (the “DCP”), the CH2M Senior Executive Retirement and Retention Plan (the “SERRP”) and/or the CH2M International Deferred Compensation Plan (the “ISVEU”) may not elect the form of Merger Consideration in respect of such CH2M Shares. Instead, the administrator of each of the DCP, SERRP and ISVEU will elect the form of Merger Consideration to be credited to accounts under the DCP, the SERRP and the ISVEU.

It is very important that you complete, sign and return the 401(k) Election Instructions Form to Wells Fargo Bank, N.A. (the “Exchange Agent”) at the address set forth below, before 5:00 P.M., Eastern time, on the date that is [three (3)] business days preceding the CH2M Special Meeting (as defined in the Proxy Statement/Prospectus) and noted in the following sentence (the “Election Deadline”). The CH2M Special Meeting is scheduled to take place on [●], 2017 at [●] [a.m./p.m.] Mountain Time, at CH2M’s World Headquarters, 9191 South Jamaica Street, Englewood, Colorado, 80112, USA. Therefore, the deadline for returning the 401(k) Election Instructions Form is [●], 2017.

Newport will follow participant provided directions (to the extent timely received and properly completed) with respect to the elected form of Merger Consideration for CH2M 401(k) Shares, unless Newport determines that it is required to override such directions in accordance with the Employee Retirement Income Security Act (“ERISA”). Any CH2M 401(k) Shares with respect to which the Exchange Agent has not received an effective, properly completed 401(k) Election Instructions Form on or before the Election Deadline, will be deemed to be “no election shares,” and, with respect to any directions that Newport does not believe it may follow as a result of the ERISA override provision and for any “no election shares.” Newport, as the independent fiduciary of the CH2M 401(k) Plan, will make an election as to the form of Merger Consideration with respect to these CH2M 401(k) Shares.

All elections made pursuant to the 401(k) Election Instructions Form are subject to the terms of the Merger Agreement that was furnished to CH2M stockholders as part of the Proxy Statement/Prospectus, including the approval by the CH2M stockholders of the proposal to adopt the Merger Agreement set forth in the Proxy Statement/Prospectus and the proration mechanics described in the Merger Agreement. Without limiting the preceding sentence, you should be aware that, as more fully described in the Proxy Statement/Prospectus, any election as to Merger Consideration is subject to proration to ensure that the aggregate number of shares of Jacob Common Stock to be issued by Jacobs in the Merger and the aggregate amount of cash to be paid in the Merger will be the same as if all applicable CH2M stockholders received the Mixed Election Consideration. Therefore, regardless of the instructions you provide using the 401(k) Election Instructions Form, your account in the CH2M 401(k) Plan may be credited with both cash and Jacob Common Stock.

Please use the enclosed envelope, addressed to the Exchange Agent, to return the 401(k) Election Instructions Form.

PLEASE COMPLETE, SIGN AND MAIL OR DELIVER THE 401(K) ELECTION INSTRUCTIONS FORM IN THE ENCLOSED ENVELOPE TO THE EXCHANGE AGENT:

Wells Fargo Bank, N.A.

By Mail:	By Hand or Overnight Courier:

By 5:00 p.m. Eastern time on [●], 2017	By 5:00 p.m. Eastern time on [●], 2017

Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions P.O. Box 64858 St. Paul, Minnesota 55164-0858	Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions 1110 Centre Pointe Curve, Suite 101 Mendota Heights, Minnesota 55120

Delivery of the 401(k) Election Instructions Form to an address other than as set forth above will not constitute a valid delivery to the Exchange Agent. You may not send this 401(k) Election Instructions Form directly to Newport. You must sign the 401(k) Election Instructions Form in the appropriate space provided therefor below. The instructions set forth herein should be read carefully before you submit an election for any of your CH2M 401(k) Shares.

401(K) ELECTION INSTRUCTIONS FORM

DESCRIPTION OF CH2M 401(k) SHARES SUBJECT TO ELECTION INSTRUCTIONS
Name(s) and Address(es) of Participant as Reflected in CH2M 401(k) Plan Records (Note: Form Must be Signed Using Exact Name as it Appears Below)	Number of CH2M 401(k) Shares Subject to Election Instructions (attach additional list if necessary)

This CH2M 401(k) Election Instructions Form is to be used by participants credited with CH2M 401(k) Shares (and not in respect of CH2M Shares held directly (if any) or CH2M Shares credited to accounts under the DCP, SERRP or ISVEU), in connection with the election of Merger Consideration pursuant to the Merger Agreement.

THE ELECTION DEADLINE IS 5:00 P.M., EASTERN TIME, ON [ ● ], 2017, THE DATE THAT IS [THREE (3)] BUSINESS DAYS PRECEDING THE CH2M SPECIAL MEETING. THE 401(K) ELECTION INSTRUCTIONS FORM MUST BE COMPLETED, SIGNED AND RECEIVED BY THE EXCHANGE AGENT NO LATER THAN THIS TIME.

Subject to the conditions and limitations set forth in the Merger Agreement, the undersigned hereby directs Newport Trust Company, the independent fiduciary of the CH2M 401(k) Plan to make the following election to receive the consideration indicated for the CH2M 401(k) Shares designated in the “Description of CH2M 401(k) Shares Subject to Election Instructions” above:

ELECTION INSTRUCTIONS

CHECK ONE, TWO OR THREE BOXES BELOW TO PROVIDE INSTRUCTIONS FOR A MERGER CONSIDERATION ELECTION. IF YOU SELECT MORE THAN ONE BOX, SPECIFY THE NUMBER OF SHARES FOR WHICH YOU WOULD LIKE TO MAKE SUCH ELECTION. FRACTIONAL SHARES OF CH2M 401(K) SHARES WILL BE EXCHANGED FOR CASH.

☐ (1)

Mixed Election – each CH2M 401(k) Share subject to this 401(k) Election Instructions Form converted into a combination of stock and cash as follows: (a) $52.85 in cash and (b) 0.6677 shares of common stock, par value $1.00 per share, of Jacobs (“Jacobs Common Stock”), plus cash in lieu of fractional shares.

Number of CH2M 401(k) Shares for which you would like to make a Mixed Election:

☐ (2)	Cash Election – each CH2M 401(k) Share subject to this 401(k) Election Instructions Form converted into $88.08 in cash. Number of CH2M 401(k) Shares for which you would like to make a Cash Election:
☐ (3)

Stock Election – each CH2M 401(k) Share subject to this 401(k) Election Instructions Form converted into 1.6693 shares of Jacobs Common Stock, plus cash in lieu of fractional shares.

Number of CH2M 401(k) Shares for which you would like to make a Stock Election:

YOU MUST SIGN BELOW

* SIGNATURE REQUIRED *

Signature of Participant credited with CH2M 401(k) Shares

Must be signed by the participant credited with the CH2M 401(k) Shares exactly as the name appears on this form in the first box. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title. SEE INSTRUCTION 3.

By signing this 401(k) Election Instructions Form you are acknowledging that you have received and had an opportunity to review the Proxy Statement/Prospectus, as well as, the 401(k) Election Instructions Form and the Instructions accompanying the form.

Participant Name for the CH2M 401(k) Shares

Title, if any

Date:

Newport will follow participant provided directions (to the extent timely received and properly completed) with respect to the elected form of Merger Consideration for CH2M 401(k) Shares, unless Newport determines that it is required to override such directions in accordance with ERISA. Any CH2M 401(k) Shares with respect to which the Exchange Agent has not received an effective, properly completed 401(k) Election Instructions Form, on or before 5:00 p.m. Eastern time on [●], 2017, will be deemed to be “no election shares,” and Newport Trust Company, the independent fiduciary of the CH2M 401(k) Plan, will make a consideration election with respect to all “no election shares” applicable to the CH2M 401(k) Shares, as well as, a consideration election with respect to any directions applicable to CH2M 401(k) Shares that Newport does not believe it may follow as a result of the ERISA override provision.

Both the Stock Election and the Cash Election are subject to proration and adjustment procedures to ensure that the aggregate number of shares of Jacobs Common Stock to be issued by Jacobs in the Merger and the aggregate amount of cash to be paid in the Merger will be the same as if all applicable CH2M electing stockholders made a Mixed Election. Additional information with respect to the proration of CH2M 401(k) Shares can be found in the Proxy Statement/Prospectus.

You should consult your personal tax advisor prior to making an election. By signing and returning the 401(k) Election Instructions Form to the Exchange Agent, you acknowledge that your election instruction with respect to the kind of Merger Consideration you wish to receive may not be fully satisfied depending upon the elections of other CH2M stockholders (including holders of CH2M 401(k) Shares). No fractional shares of Jacobs Common Stock will be issued in connection with the Merger. Instead, you will be entitled to receive cash, without interest, for any fractional share of Jacobs Common Stock you might otherwise have been entitled to receive. You will also receive cash for any fractional share of CH2M 401(k) Shares.

BOTH THE PROXY STATEMENT/PROSPECTUS, DATED [●], 2017, WHICH WAS SEPARATELY MAILED TO CH2M STOCKHOLDERS ON OUR ABOUT [●], 2017, AND THE INSTRUCTIONS ACCOMPANYING THIS 401(K) ELECTION INSTRUCTIONS FORM SHOULD BE READ CAREFULLY BEFORE THIS 401(K) ELECTION INSTRUCTIONS FORM IS COMPLETED.

In order for this 401(k) Election Instructions Form to be valid, all sections of this 401(k) Election Instructions Form must be properly completed in accordance with the Instructions and delivered to the Exchange Agent at the address set forth above prior to 5:00 p.m. Eastern time on [●], 2017.

PLEASE NOTE THAT THIS 401(K) ELECTION INSTRUCTIONS FORM IS NOT FOR CASTING YOUR VOTE AT THE CH2M SPECIAL MEETING. YOU MUST COMPLETE AND RETURN THE VOTING INSTRUCTION FORM SENT TO YOU IN ORDER TO DIRECT NEWPORT TRUST COMPANY TO VOTE YOUR CH2M 401(K) SHARES AT THE CH2M SPECIAL MEETING. FOR CLARIFICATION, YOU ARE NOT ENTITLED TO ATTEND OR VOTE/MAKE ANY DIRECTION AT THE CH2M SPECIAL MEETING.

INSTRUCTIONS

FORMING PART OF THE 401(K) ELECTION INSTRUCTIONS FORM

1. ELECTION: The 401(k) Election Instructions Form is to be completed by the participant whose name appears on the form for the CH2M 401(k) Shares. The purpose of the 401(k) Election Instructions Form is for the participant who is credited with CH2M
401(k) Shares to direct Newport Trust Company, the independent fiduciary of the CH2M 401(k) Plan, to specify the number of CH2M
401(k) Shares with respect to which such participant makes a (x) Mixed Election, (y) Cash Election and (z) Stock Election (each as described in further detail in the 401(k) Election Instructions Form). Newport will follow participant provided directions (to the extent timely received and properly completed) with respect to the elected form of Merger Consideration for CH2M 401(k) Shares, unless Newport determines that it is required to override such directions in accordance with ERISA.

Any CH2M 401(k) Shares with respect to which the Exchange Agent has not received an effective, properly completed 401(k) Election Instructions Form on or before the Election Deadline, will be deemed to be “no election shares.” Newport Trust Company, the independent fiduciary of the CH2M 401(k) Plan, will make a consideration election with respect to all “no election shares” applicable to the CH2M 401(k) Shares, as well as, a consideration election with respect to any directions applicable to CH2M
401(k) Shares that Newport does not believe it may follow as a result of the ERISA override provision.

PROPERLY COMPLETED AND DULY EXECUTED 401(K) ELECTION INSTRUCTIONS FORMS, AND ANY OTHER DOCUMENTS REQUIRED BY THE 401(K) ELECTION INSTRUCTIONS FORM, MUST BE RECEIVED IN THE OFFICE OF THE EXCHANGE AGENT BY 5:00 P.M., EASTERN TIME, ON THE DATE THAT IS [THREE (3)] BUSINESS DAYS PRECEDING THE CH2M SPECIAL MEETING TO MAKE AN EFFECTIVE ELECTION OF MERGER CONSIDERATION IN THE MERGER.

By execution of the 401(k) Election Instructions Form, participants credited with CH2M 401(k) Shares waive any right to receive any notice of the acceptance of their CH2M 401(k) Shares and all appraisal rights in connection with their CH2M
401(k) Shares for which an election has been made as further described in the Proxy Statement/Prospectus.

2. ELECTION OPTIONS: On page 1 of the 401(k) Election Instructions Form, you should indicate whether you would like to receive, in exchange for your CH2M 401(k) Shares, the Mixed Election, the Cash Election or the Stock Election. If you mark more than one selection, specify the number of CH2M 401(k) Shares for which you would like to make such Mixed Election, Cash Election or Stock Election. As described in the Proxy Statement/Prospectus, we cannot guarantee that you will receive the exact form of Merger Consideration that you elect. Both the Stock Election and the Cash Election are subject to proration and adjustment procedures to ensure that the aggregate number of shares of Jacobs Common Stock to be issued by Jacobs in the Merger and the aggregate amount of cash to be paid in the Merger will be the same as if all applicable CH2M electing stockholders made a Mixed Election. Additional information with respect to the proration of CH2M 401(k) Shares can be found in the Proxy Statement/Prospectus.

3. SIGNATURES ON 401(K) ELECTION INSTRUCTIONS FORM: The 401(k) Election Instructions Form must be signed using the exact name on the form that appears in the first box which is the participant’s name in the CH2M 401(k) Plan records. The name may not be altered, enlarged or changed in any way whatsoever. No signature guarantee is required on the 401(k) Election Instructions Form if it is signed by the participant for whom the form has been prepared for the CH2M 401(k) Shares credited to the participant in the CH2M 401(k) Plans.

If any of the CH2M 401(k) Shares subject to the 401(k) Election Instructions Form are held of record by two or more joint owners, all such owners must sign the 401(k) Election Instructions Form, as applicable.

If the 401(k) Election Instructions Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Jacobs and the Exchange Agent of the authority of such person so to act must be submitted.

For tax-related information or questions, contact your tax advisor.

4. REVOCATION OR CHANGE OF ELECTION: Your election instructions for Merger Consideration may be changed or revoked at any time prior to the Election Deadline. In order to change your election instructions, you must validly revoke your election instructions by submitting a written request to the Exchange Agent:

By Mail: Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions P.O. Box 64858 St. Paul, Minnesota 55164-0858	By Hand or Overnight Courier: Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions 1110 Centre Pointe Curve, Suite 101 Mendota Heights, Minnesota 55120

You must also complete a new 401(k) Election Instructions Form, which must be received by the Exchange Agent prior to 5:00 p.m. Eastern time on [●], 2017. You may request a new 401(k) Election Instruction Form from the Proxy Solicitor at the contact details below:

Georgeson LLC

Toll Free: (888) 566-80061290

Avenue of the Americas, 9th Floor

New York, New York 10104

In the event a 401(k) Election Instructions Form is revoked prior to the Election Deadline, the CH2M 401(k) Shares represented by such 401(k) Election Instructions Form shall become no election shares, except to the extent a subsequent election is properly made with respect to any or all of such CH2M 401(k) Shares prior to the Election Deadline. All elections will be automatically deemed revoked upon receipt by the Exchange Agent of written notification from Jacobs that the Merger Agreement has been terminated in accordance with its terms.

5. METHOD OF DELIVERY: Do not send your 401(k) Election Instructions Form to Jacobs, CH2M or Newport. The method of delivery of the 401(k) Election Instructions Form and all other required documents hereunder is at the option and the risk of the participant in the CH2M 401(k) Plan and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

6. CONSTRUCTION: All questions with respect to the 401(k) Election Instructions Form raised by participants credited with CH2M 401(k) Shares (including, without limitation, questions relating to the time limits or effectiveness of revocation of any election and questions relating to computations as to allocations) will be determined by Jacobs or the Exchange Agent, whose determination shall be conclusive and binding. The Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the 401(k) Election Instructions Forms, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. None of Jacobs, CH2M, Merger Sub or the Exchange Agent shall be under any obligation to notify you of any defect in a 401(k) Election Instructions Form.

7. QUESTIONS OR OBTAINING ADDITIONAL COPIES OF THE 401(K) ELECTION INSTRUCTIONS FORM OR PROXY STATEMENT/PROSPECTUS: Questions and requests for assistance or additional copies of the Proxy Statement/Prospectus and the 401(k) Election Instructions Form may be directed to the Proxy Solicitor/Information Agent at:

Georgeson LLC

Toll Free: (888) 566-8006

1290 Avenue of the Americas, 9th Floor

New York, New York 10104